Exhibit 10.10









                            IONICS, INCORPORATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN













































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                            IONICS, INCORPORATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              TABLE OF CONTENTS

ARTICLE I   PURPOSE                                         1

ARTICLE 2   DEFINITIONS                                     2

    2.1     Account                                         2
    2.2     Actuary                                         2
    2.3     Additional Annuity Benefit                      2
    2.4     Beneficiary                                     3
    2.5     Benefit                                         3
    2.6     Board                                           3
    2.7     Cause                                           3
    2.8     Change of Control                               4
    2.9     Code                                            4
    2.10    Committee                                       5
    2.11    Company                                         5
    2.12    compensation                                    5
    2.13    Employment Termination                          5
    2.14    ERISA                                           5
    2.15    Executive                                       5
    2.16    Interest Rate                                   6
    2.17    Participant                                     6
    2.18    Pension Plan                                    6
    2.19    Pension Plan Amount                             6
    2.20    Plan                                            6
    2.21    Plan Year                                       6
    2.22    Tax-Qualified Limits                            7
    2.23    Trust                                           7
    2.24    Trustee                                         7

ARTICLE 3   PARTICIPATION AND BENEFITS                      7

    3.1     Participation                                   7
    3.2     Accounts                                        7
    3.3     Benefit at Termination of Employment            8
    3.4     Death Benefit                                   9
    3.5     Forfeiture of Benefit                           11
    3.6     Minors and Incompetents                         11
    3.7     Source of Payment of Benefits                   11

ARTICLE 4   THE TRUST                                       12

    4.1     Establishment of Trust                          12

ARTICLE 5 ADMINISTRATION

    5.1     Procedure                                       12
    5.2     Cooperation with Actuary                        12
    5.3     Duties                                          13
    5.4     Indemnification                                 14
    5.5     Mutual Exclusion of Responsibility              14
    5.6     Claims Procedure                                14
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ARTICLE 6   AMENDMENT AND TERMINATION                       16

    6.1     Amendment                                       16
    6.2     Termination                                     16

ARTICLE 7   MISCELLANEOUS                                   17

    7.1     Nonassignability of Benefits                    17
    7.2     Tax Withholding                                 17
    7.3     Rights of Participants and others               17
    7.4     Release by Participants, Etc                    18
    7.5     Construction                                    18
    7.6     Notices                                         18








































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                        IONICS, INCORPORATED

               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Ionics, Incorporated, a Massachusetts corporation (the "Company"), hereby adopts the Ionics, Incorporated Supplemental Executive
Retirement Plan as set forth below, effective as of January 1, 1996.

                              ARTICLE I

                               Purpose

    The purpose of the Plan is to provide specified retirement benefits to the select group of officers and key employees participating in the Plan, in addition to the benefits to which they are entitled under the Pension Plan. The Company intends that for purposes of Title I of ERISA, the Plan constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees. If the Committee determines that any Participant, with respect to any period, is not a member of such a select group for purposes of ERISA, the Committee may, after notice to such person, terminate such person's participation in the Plan, and cause such person's Account to be paid to him as soon as practicable or to be transferred to a trust for his sole benefit, which trust is not subject to title I of ERISA.

                              ARTICLE 2

                             Definitions

      2.1 "Account" means a bookkeeping account maintained for a Participant, to which amounts are credited and charged as described in
Section 3.2.

      2.2 "Actuary" means the enrolled actuary selected from time to time by the Committee.

      2.3 "Additional Annuity Benefit" means the excess, as of the end of a Plan Year, of (a) a Participant's projected annuity benefit at his Normal Retirement Date, calculated under the normal retirement benefit formula in the Pension Plan but taking into account his Compensation without reference to the Tax Qualified Limits, over (b) his projected annuity benefit at his Normal Retirement Date as calculated for purposes of the Pension Plan; provided, however, that if the Pension Plan is amended after the date hereof to "update" again the Base Monthly Salary (as defined in the Pension Plan) which is employed to calculate such annuity benefit, the Board may in its discretion specify that such amendment is to be disregarded under this clause (b), is to be modified as the Board may specify, or is to be implemented in accordance with an effective date or a schedule specified by the Board for purposes of this Plan.

    2.4     "Beneficiary" means the person(s) or entity(ies)
identified with respect to a Participant pursuant to Section 3.4.
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    2.5     "Benefit" means the amount that a Participant is entitled
to be paid under the Plan upon the termination of his employment.

    2.6     "Board" means the Board of Directors of the Company.

    2.7 "Cause" means any of the following: (a) the willful and continued failure (other than by reason of incapacity due to physical or mental illness) of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management after a written demand for substantial performance is delivered to the Participant by the Board or supervising management, which demand specifically identifies the manner in which the Board or supervising management believes the Participant has not satisfactorily performed his duties; (b) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company; (c) the use by a Participant of confidential information available to him by reason of his employment, for any purpose other than the sole interest of the Company or its client; or (d) any other willful act or omission which is injurious to the financial condition or business reputation of the Company; provided, however, that no act or failure to act shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.

  2.8 "Change of Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     2.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      2.10 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more individuals (who may, but need not be, officers or directors of the Company) which is appointed by the Board to administer this Plan.

      2.11 "Company" means Ionics, Incorporated and any successor to all or a major portion of its property or business.

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      2.12  "Compensation" means the Compensation of a Participant for a calendar year as defined in Article 2 of the Pension Plan.

      2.13 "Employment Termination" means a Participant's termination of employment by the Company within 24 months following a Change of Control or the Participant's Retirement (as defined in Section 2 of the Pension Plan) provided, however, that a Participant's Employment Termination will be deemed to have occurred in any event upon the later to occur of his 65th birthday and his termination of employment by the Company.

      2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.15 "Executive" means any officer or key employee of the Company whose Compensation exceeds the limit in effect pursuant to
Section 401(a)(17) of the Code with respect to any Plan Year.

      2.16 "Interest Rate" means an annual rate of interest specified for a Plan Year by the Committee, in consultation with the Actuary.

      2.17 "Participant" means an Executive who has commenced participation in the Plan and whose Benefit has not been paid in full.

      2.18 "Pension Plan" means the Ionics, Incorporated Retirement Plan as it may be amended from time to time.

      2.19 "Pension Plan Amount" means the excess of (a) the present value required to be invested on the last day of the Plan Year in order to produce a future value on a Participant's 65th birthday equal to his Additional Annuity Benefit, assuming an interest rate equal to the Interest Rate for the Plan Year for which the Pension Plan Amount is being determined and otherwise using the actuarial assumptions which are then employed for purposes of the Pension Plan, over (b) the balance of the Participant's Account as of the end of the Plan Year (disregarding the Pension Plan Amount for that Plan Year).

      2.20 "Plan" means the plan embodied in this instrument, as from time to time amended.

2.21 "Plan Year" means the calendar year.

      2.22 "Tax-Qualified Limits" means the dollar amount in effect from time to time pursuant to Section 401(a)(17) of the Code and the limitations on benefits in effect from time to time under Section 415 of the Code.

      2.23 "Trust" means-the trust fund established pursuant to the Plan.

      2.24  "Trustee" means the trustee named in the agreement
establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.
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                              ARTICLE 3

                     Participation and Benefits

      3.1 Participation. Each Executive employed by the Company on the last day of the initial Plan Year (1996) shall become a Participant in the Plan as of the effective date hereof, or as of the first date of such later Plan Year in which he becomes an Executive.

      3.2 Accounts. The Committee or its delegate shall maintain on the books of the Company and in the Trust an Account for each Participant, and shall credit to each Account as of the last day of each Plan Year the Pension Plan Amount, as calculated by the Committee or its delegate, in consultation with the Actuary. The balance of the Account shall be reduced by the amount of any Benefit paid to or in respect of a Participant. The Company will pay an amount to the Trust with reasonable promptness after the Pension Plan Amount for any Plan Year has been determined so that the Trust is caused to hold assets equal in value to the sum of each Participant's Account. The Company shall direct the Trustee to invest the Account as the Company shall determine.

      3.3 Benefit at Termination of Employment. A Benefit shall be payable to a Participant by reason of his Employment Termination in the amount credited to the vested portion of his Account at the time of payment. A Participant's Account shall vest to the extent his benefit under the Pension Plan is vested. The balance of his Account shall be credited with interest at the short-term "applicable federal rate" under Section 1274(d) of the Code from the last day of the Plan Year for which he last accrues Benefit Service under the Pension Plan until such Account has been completely paid. Subject to Sections 3.4 and 3.5, a Participant's Benefit shall be paid in one of the following forms, according to the Participant's written election:

            (a) a single sum paid within 90 days after the end of the Plan Year following the Participant's Employment Termination;

            (b) a series of two substantially equal annual installments beginning within 90 days after the date of the Participant's Employment Termination;

            (c) a series of five substantially equal annual installments beginning within 90 days after the date of the Participant's Employment Termination; or

            (d) a series of ten substantially equal annual installments beginning within 90 days after the date of the Participant's Employment Termination. A Participant's election pursuant to this Section 3.3 must be delivered to the Committee or its delegate no later than 30 days after he becomes a Participant, and may be changed only at such time and in such manner as the Committee may permit. If a Participant fails to deliver an election within that 30-day period, his Benefit shall be paid in a single sum no later than 90 days after the end of the Plan Year following his Employment Termination.
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    A series of installments shall be considered substantially equal if the amount distributed in each Plan Year equals (a) the balance of the Participant's Account as of the last day of the Plan Year most recently ended before the date of payment, divided by (b) the number of installments remaining to be paid. Payments made after the initial installment shall be-made an or about the anniversary date of the initial installment.

     3.4 Death Benefit. A death benefit shall be payable to the Beneficiary of a Participant who dies while employed by the Company, or who dies after his employment by the company has terminated but before the Benefit to which he is entitled has been paid. The amount of the death benefit shall be equal to the balance of the deceased Participant's Account as of the date of his death. A Participant may designate one or more persons or entities to receive death benefits under the Plan by completing and delivering to the Committee or its delegate during his lifetime a written designation in the form prescribed by the Committee or its delegate. A Participant may change or revoke any such designation, without the knowledge or consent of any party, by completing and delivering to the Committee or its delegate another such form. In every case, the form most recently dated and delivered to the Committee or its delegate before the date of a Participant's death shall cancel and supersede any such form dated earlier. Payment of any benefit due under the Plan with respect to a Participant who fails to designate a Beneficiary, or whose designated Beneficiary is no longer living at the Participant's death, will be made to the Participant's surviving spouse; or if he is not survived by his spouse, to his children by right of representation; or if he is survived by neither spouse nor children, to his parents; or if he is survived by none of the foregoing, to his estate.

     The death benefit shall be paid in a single sum as soon as practicable after the Participant's death. Payment with respect to a Beneficiary who survives the Participant but dies before payment of the Benefit under this Section 3.4 has been made will be made to the Beneficiary's estate.

      3.5 Forfeiture of Benefit. Notwithstanding any other provision of the Plan, neither a Participant nor any Beneficiary of a Participant shall receive any Benefit under the Plan if the Participant is dismissed from employment with the Company for Cause.

      3.6 Minors and Incompetents. In the event that any Benefit becomes payable to a minor or to a person under legal disability, or to a person not judicially declared incompetent but whom the Committee or its delegate considers unable properly to administer the Benefit by reason of physical or mental disability, then the Benefit shall be paid out in such of the following ways as the Committee or its delegate deems best, and the Committee and the Company shall incur no liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; or (c) to some relative or friend for the care and support of such person.

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      3.7   Source of Payment of Benefits.  The Benefit provided under the Plan with respect to a Participant shall be payable from the Trust or from the general assets of the Company. If the Trust does not have sufficient assets to pay any amount owed under the Plan with respect to a Participant, the Company shall make such Payment. At no time shall a Participant or Beneficiary have, by reason of the Plan, any right, title, or interest superior to that of a general unsecured creditor of the Company, in or to any asset or assets or of the Company.

                                -12-

                              ARTICLE 4

                              The Trust

      4.1 Establishment of Trust. The Company shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Company and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code, and the establishment of the Trust is not intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                              ARTICLE 5

                           Administration

      5.1 Procedure. The Committee will be the administrator of the Plan. The Committee may take any decision or action in connection with the Plan by a majority of its members. Decisions in connection with the Plan may be made and evidenced by a written document signed by a majority of the Committee's members, without a formal meeting of the Committee. The Committee may delegate to one or more officers of the Company any duty as to which the Plan specifically permits such delegation, but no duty of the committee may be delegated to an Executive who is or has been a Participant.

      5.2 Cooperation with Actuary. The Committee or its delegate shall provide to the Actuary such information as to Participants' compensation, accrued benefits under the Pension Plan, length of service, age and other information that the Actuary may request in connection with the calculation of the Pension Plan Amount.

     5.3 Duties. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall:

            (a) determine all matters relating to the eligibility of persons to become Participants in the Plan;

            (b) determine whether or not any employee of the Company has become a Participant in the Plan;

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            (c) determine whether and when the employment of any
Participant has been terminated and, to the extent material to a determination of a benefit hereunder, the cause of such termination; and

            (d) decide all questions which may arise from time to time with respect to the rights under the Plan of employees of the Company, Participants, and any other persons who claim to be entitled to benefits under the Plan.

     The Committee shall have exclusive discretionary authority to construe and interpret the Plan document; provided, however, that in exercising its powers and duties the Committee shall treat alike
Participants and Beneficiaries in like circumstances.

      5.4 Indemnification. The Company agrees to indemnify and save harmless each member of the Committee and any delegate of the committee against any and all liability occasioned by or arising out of any action with respect to the Plan taken, suffered or omitted in good faith by him.

      5.5 Mutual Exclusion of Responsibility. Neither the Trustee nor the Company shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

      5.6 Claims Procedure. A Participant or other person who asserts a right to any benefit under the Plan which he has not received must file a written claim with the Administrator. If the Administrator wholly or partially denies the claim, it shall within 90 days of receipt of the claim provide a written notice of denial to the claimant, setting forth:

            (a) specific reasons for the denial of the claim,

            (b) specific reference to pertinent provisions of the Plan on which the denial is based,

            (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and

            (d) an explanation of the Plan's claims review procedure. A claimant whose application for benefits is denied, or who has received neither an affirmative reply nor a notice of denial within 90 days after filing his claim, may request a full and fair review of the decision denying the claim. The request must be made in writing to the Administrator within 60 days after receipt of the notice of denial (or, if no notice of denial is issued, within 60 days after the expiration of 90 days from the filing of the claim). In connection with the review, the claimant or his authorized representative may:

      (a)   request a hearing by the Administrator upon written
application to the Administrator,
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      (b)   review pertinent documents in the possession of the
Administrator, and

      (c) submit issues and comments in writing to the Administrator to review.

      A decision on review by the Administrator shall be made promptly, and not later than 60 days after the receipt by the Administrator of a request for review, unless special circumstances (such as a need to hold a hearing) require an extension of time for processing, in which case the claimant will be so notified of the extension and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, and specific reference to the pertinent provisions of the Plan on which-the decision is based. The decision of the Administrator shall be final and binding upon all parties.

                              ARTICLE 6

                      Amendment and Termination

     6.1 Amendment. The Company shall have the right, at any time and from time to time, to modify or amend the Plan by an instrument in writing, executed by a duly authorized officer of the Company and delivered to the Committee; provided, however, that no amendment shall reduce the balance of a Participant's Account without his written consent.

     6.2 Termination. Although the Company expects to continue the Plan indefinitely, it expressly reserves the right to terminate it in whole or in part at any time by an instrument in writing delivered to the Committee, effective on the date specified in such instrument. Upon termination of the Plan, the Committee may in its discretion permit each Participant who is then employed with the Company (or if the Plan is partially terminated, each Participant affected by the termination) to receive a Benefit equal to the balance of his Account as of the date of such termination or partial termination, payable as if the Participant had then terminated his employment. To the extent a Participant does not receive his Benefit upon termination of the Plan, his Account shall continue to be maintained in accordance with
Section 3.2, and shall be payable in accordance with Section 3.3, notwithstanding that thereafter there will be no Pension Plan Amount added to the Account.

                              ARTICLE 7

                            Miscellaneous

      7.1 Nonassignability of Benefits. No right or claim to any benefit hereunder will be assignable by any Participant or Beneficiary, nor subject to garnishment, attachment, execution or levy of any kind. Any attempt to assign, transfer, pledge, encumber, commute or anticipate payment of benefits hereunder will be void.

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      7.2   Tax Withholding.  All payments under this Plan shall be
subject to such tax withholding as may be required by law.

      7.3 Rights of Participants and Others. Except as expressly set forth herein, nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Company, or to confer upon or create in any Participant or other person any rights of any name or nature, legal or equitable. Neither anything contained herein nor any action taken by the Company hereunder shall in any way prevent it from terminating the employment of any Participant at any time, or subject it to any liability for such termination, nor shall it be deemed to give the Company the right to require the Participant to remain in its service or to interfere with the Participant's right to terminate his service at any time.

      7.4 Release by Participants, Etc. Except to the extent that it relieves the Company or the Committee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or to any Participant or Beneficiary, any payment made in accordance with the provisions of the Plan to any person entitled to a Benefit shall to the extent thereof be in full satisfaction of all claims against the Company and the Committee, either of which may require as a condition precedent to such payment that the recipient execute a receipt and release therefor in such form as shall be determined by the Company or the Committee, as the case may be.

      7.5 Construction. The Plan shall be construed, and the rights and liabilities of all persons hereunder shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, to the extent that they are not preempted by ERISA. Masculine pronouns shall include both masculine and feminine genders, and singular words shall include the plural, wherever the context permits.

      7.6 Notices. Any notice under the Plan will be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

     To a Participant: To his address as set forth in the payroll records of the Company.

     To the Committee: Care of the Company, at its address as shown directly below.

To the Company:        Ionics, Incorporated
                       65 Grove Street
                       Watertown, MA 02172
                       Attention: Stephen Korn, Esq.

     IN WITNESS WHEREOF, the Company has caused this document to be executed this day of 1996.

                       Ionics, Incorporated

                       By:

Attest:

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